EXHIBIT 99.1

FOR IMMEDIATE RELEASE
April 18, 2017
Contact: Investor Inquiries:
Casey Farrell
972-801-5871/ShareholderRelations@LegacyTexasFinancialGroup.com
Media Inquiries:
Jennifer Dexter
972-461-7157/Jennifer.Dexter@LegacyTexas.com

LegacyTexas Financial Group, Inc. Reports First Quarter 2017 Earnings

PLANO, Texas, April 18, 2017 -- LegacyTexas Financial Group, Inc. (Nasdaq: LTXB) (the “Company”), the holding company for LegacyTexas Bank (the “Bank”), today announced net income of $18.2 million for the first quarter of 2017, a decrease of $7.1 million from the fourth quarter of 2016 and $3.9 million from the first quarter of 2016. Net income for the first quarter of 2017 included a provision for credit losses totaling $22.3 million, which resulted from the charge-off of a $16.4 million interest in a large syndicated credit.

“We produced a strong quarter that was highlighted with very strong net interest income, despite the seasonal decline in Warehouse Purchase Program loans,” said President and CEO Kevin Hanigan. “Loans held for investment, excluding Warehouse, grew $200 million and operating expenses remained relatively flat compared to last quarter, producing a record low 44.8% efficiency ratio. However, our performance during the quarter was obviously overshadowed by the increased provision expense related to a syndicated health care credit that we charged off. While our remaining exposure to corporate healthcare is only $60 million in funded loans, we have strategically decided to shut down our origination of these credits going forward.  We believe that business fundamentals and local economy remain favorable for our Company, and we expect to continue executing on our strategic plan.  The earning power of our company remains strong.”
First Quarter 2017 Performance Highlights

•
Net income for the first quarter of 2017 included a $2.5 million increase in net interest income compared to the fourth quarter of 2016, despite a $3.1 million reduction in interest income on Warehouse Purchase Program loans related to decreased volume during the quarter.

•
Efficiency ratio improved to 44.83% for the quarter ended March 31, 2017, compared to 45.79% for the quarter ended December 31, 2016, as non-interest expense for the quarter remained nearly flat, with a linked-quarter increase of only $204,000.

•	Gross loans held for investment at March 31, 2017, excluding Warehouse Purchase Program loans, grew $199.8 million from December 31, 2016, while total deposits grew $14.2 million for the same period.

•	Company assets totaled $8.44 billion, which generated basic earnings per share for the first quarter of 2017 of $0.39 on a GAAP basis and $0.37 on a core (non-GAAP) basis.

Financial Highlights

	At or For the Quarters Ended
(unaudited)	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016
	(Dollars in thousands, except per share amounts)
Net interest income	$76,548	$74,084	$65,351
Provision for credit losses	22,301	7,833	8,800
Non-interest income	12,130	12,277	14,655
Non-interest expense	39,752	39,548	37,542
Income tax expense	8,435	13,675	11,582
Net income	$18,190	$25,305	$22,082

Basic earnings per common share	$0.39	$0.54	$0.48
Basic core (non-GAAP) earnings per common share[1]	$0.37	$0.55	$0.42
Weighted average common shares outstanding - basic	46,453,658	46,346,053	46,024,250
Estimated Tier 1 common risk-based capital ratio[2]	9.29%	9.13%	9.50%
Total equity to total assets	10.67%	10.59%	10.88%
Tangible common equity to tangible assets - Non-GAAP[1]	8.73%	8.63%	8.69%

[1]	See the section labeled "Supplemental Information- Non-GAAP Financial Measures" at the end of this document.

[2]	Calculated at the Company level, which is subject to the capital adequacy requirements of the Federal Reserve.

Core (non-GAAP) net income (which is net income adjusted for the impact of infrequent or non-recurring items) totaled $17.3 million for the quarter ended March 31, 2017, down $8.0 million from the fourth quarter of 2016 and $2.2 million from the first quarter of 2016. Basic earnings per share for the quarter ended March 31, 2017 was $0.39, a decrease of $0.15 from the fourth quarter of 2016 and $0.09 from the first quarter of 2016. Basic core earnings per share for the first quarter of 2017 was $0.37, down $0.18 from the fourth quarter of 2016 and $0.05 from the first quarter of 2016.

Net Interest Income and Net Interest Margin

	For the Quarters Ended
(unaudited)	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016
	(Dollars in thousands)
Interest income:
Loans held for investment, excluding Warehouse Purchase Program loans	$76,956	$71,090	$61,952
Warehouse Purchase Program loans	6,025	9,112	6,674
Loans held for sale	122	192	180
Securities	3,701	3,410	3,472
Interest-earning deposit accounts	732	693	330
Total interest income	$87,536	$84,497	$72,608
Net interest income	$76,548	$74,084	$65,351
Net interest margin	4.00%	3.68%	3.90%
Selected average balances:
Total earning assets	$7,734,253	$8,011,431	$6,732,619
Total loans held for investment	6,759,556	6,886,696	5,874,775
Total securities	629,366	620,775	599,680
Total deposits	6,163,863	6,282,454	5,168,353
Total borrowings	1,040,835	1,201,004	1,106,577
Total non-interest-bearing demand deposits	1,341,315	1,349,561	1,134,070
Total interest-bearing liabilities	5,863,383	6,133,897	5,140,860

Net interest income for the quarter ended March 31, 2017 was $76.5 million, a $2.5 million increase from the fourth quarter of 2016 and an $11.2 million increase from the first quarter of 2016. The $2.5 million increase from the linked quarter was primarily due to an increase in interest income on loans, which was driven by increased volume in the commercial and industrial, commercial real estate and consumer real estate portfolios, as well as the amortization of a discount recorded in the fourth quarter of 2016 on a purchased energy loan, of which $4.7 million was completely amortized to interest income during the first quarter of 2017. The amortization of this discount positively impacted the yield on commercial and industrial loans for the first quarter of 2017 by 96 basis points, while the average balance of commercial and industrial loans increased by $133.2 million to $1.97 billion from the fourth quarter of 2016, resulting in a $4.9 million increase in interest income. The average balance of commercial real estate loans increased by $125.2 million to $2.72 billion from the fourth quarter of 2016, resulting in a $916,000 increase in interest income.

The average balance of Warehouse Purchase Program loans decreased by $403.4 million to $697.3 million from the fourth quarter of 2016, resulting in a $3.1 million decrease in interest income, which reflects the seasonal slowdown typically experienced with Warehouse Purchase Program loans during the first quarter of the year. Interest income earned on consumer real estate loans increased by $292,000 for the same period due to a $38.5 million linked-quarter increase in the average balance.

Interest income on loans for the first quarter of 2017 included $943,000 in accretion of purchase accounting fair value adjustments on acquired loans, which includes $385,000 on acquired commercial real estate loans, $157,000 on acquired commercial and industrial loans, $21,000 on acquired construction and land loans and $380,000 on acquired consumer loans. Accretion of purchase accounting fair value adjustments on acquired loans contributed six basis points, three basis points and 11 basis points to the average yields on commercial real estate, commercial and industrial and consumer real estate loans, respectively, for the first quarter of 2017, compared to four basis points, three basis points and 13 basis points, respectively, for the fourth quarter of 2016.

The $11.2 million increase in net interest income compared to the first quarter of 2016 was primarily due to a $14.3 million increase in interest income on loans, which was driven by increased volume in the commercial real estate, commercial and industrial and consumer real estate portfolios. The average balance of commercial real estate loans increased by $495.5 million from the first quarter of 2016, resulting in a $5.8 million increase in interest income. The average balance of commercial and industrial loans increased by $357.6 million from the first quarter of 2016, resulting in an $8.3 million increase in interest i ncome, which also included the impact of the amortized loan discount discussed above. The average balance of consumer real estate loans increased by $141.1 million compared to the first quarter of 2016, which was partially offset by a 23 basis point decline in the average yield earned on that portfolio compared to the prior year period, leading to a $1.1 million increase in interest income.

Interest expense for the quarter ended March 31, 2017 increased by $575,000 compared to the linked quarter, which was primarily due to higher average rates paid on interest-bearing demand, savings, money market and time products, as well as a $16.4 million increase in the average balance of interest-bearing demand deposits compared to the fourth quarter of 2016. The average balance of savings and money market accounts decreased by $34.0 million to $2.65 billion from the fourth quarter of 2016, which was offset by a seven basis point increase in the average rate, resulting in a $377,000 increase in interest expense, while the average balance of time deposits decreased by $92.8 million to $1.31 billion for the same period, resulting in a $68,000 decrease in interest expense. The decrease in interest expense on time deposits compared to the fourth quarter of 2016 was partially offset by a five basis point linked-quarter increase in the rate paid. A $160.2 million decrease in the average balance of borrowings from the fourth quarter of 2016 was more than offset by a 29 basis point increase in the average rate, resulting in a $199,000 increase in interest expense on borrowed funds.

Compared to the first quarter of 2016, interest expense for the quarter ended March 31, 2017 increased by $3.7 million, primarily due to higher average rates and increased volume in all deposit products. The average balance of savings and money market deposits increased by $443.2 million and the average balance of time deposits increased by $264.8 million compared to the first quarter of 2016, while the average rates paid on these deposits increased by 22 basis points and 20 basis points, respectively, compared to the prior year period. These increases in volume and rate on savings and money market and time deposits increased interest expense compared to the first quarter of 2016 by $1.7 million and $1.1 million, respectively. A $65.7 million decrease in the average balance of borrowings from the first quarter of 2016 was more than offset by a 37 basis point increase in the average rate, resulting in a $743,000 increase in interest expense on borrowed funds.

The net interest margin for the first quarter of 2017 was 4.00%, a 32 basis point increase from the fourth quarter of 2016 and a ten basis point increase from the first quarter of 2016. Approximately 24 basis points of the net interest margin for the quarter ended March 31, 2017 was related to the amortization of the purchased loan discount discussed above. Accretion of interest resulting from the merger with LegacyTexas Group, Inc. on January 1, 2015, as well as the 2012 Highlands acquisition, contributed five basis points to the net interest margin and average yield on earning assets for the quarter ended March 31, 2017, compared to four basis points for the quarter ended December 31, 2016 and seven basis points for the quarter ended March 31, 2016. The average yield on earning assets for the first quarter of 2017 was 4.58%, a 38 basis point increase from the fourth quarter of 2016 and a 25 basis point increase from the first quarter of 2016. The cost of deposits for the first quarter of 2017 was 0.47%, up four basis points from the linked quarter and up 15 basis points from the first quarter of 2016.

Non-interest Income

Non-interest income for the first quarter of 2017 was $12.1 million, a $147,000 decrease from the fourth quarter of 2016 and a $2.5 million decrease from the first quarter of 2016. Gain (loss) on sale and disposition of assets for the first quarter of 2017 included a gain of $1.3 million resulting from the sale of a parcel of land, compared to a loss of $407,000 recorded in the fourth quarter of 2016 on the sale of a foreclosed property. Service charges and other fees decreased by $1.5 million from the fourth quarter of 2016, which was primarily due to a $683,000 reduction in commercial loan fee income (consisting of syndication, arrangement, non-usage and pre-payment fees) and a $695,000 incentive payment received from Mastercard in the fourth quarter of 2016 that was not repeated in the first quarter of 2017. The Company recognized $1.6 million in net gains on the sale of mortgage loans held for sale during the first quarter of 2017, which includes the gain recognized on $39.6 million of one-to four-family mortgage loans that were sold or committed for sale during the first quarter of 2017, fair value changes on mortgage derivatives and mortgage fees collected, compared to $2.0 million in comparable net gains recorded during the fourth quarter of 2016 on $57.8 million of one-to four-family mortgage loans sold or committed for sale.

The $2.5 million decrease in non-interest income from the first quarter of 2016 was primarily due to a gain of $3.9 million recorded in the first quarter of 2016 on the sale of two buildings, compared to the above-discussed $1.3 million gain on the sale of a parcel of land recorded in the first quarter of 2017. Service charges and other fees increased by $250,000, which was driven by a $281,000 increase in commercial loan fee income (consisting of syndication, arrangement, non-usage and pre-payment fees).

Non-interest Expenses

Non-interest expense for the quarter ended March 31, 2017 was $39.8 million, a $204,000 increase from the fourth quarter of 2016 and a $2.2 million increase from the first quarter of 2016. Salaries and employee benefits expense increased by $998,000 from the fourth quarter of 2016, which was driven by increased payroll taxes related to Social Security tax wage base limits and higher salary costs related to additional staff and merit increases in the first quarter of 2017. Performance incentive accruals were also higher during the 2017 period, as these accruals were reduced in the fourth quarter of 2016 related to an increase in non-performing loans. These increases in salaries and employee benefits expense were partially offset by reduced health care costs and share-based compensation expense compared to the fourth quarter of 2016. Regulatory assessment expense decreased by $331,000 compared to the quarter ended December 31, 2016, due to a lower assessment rate, while office operations and advertising expenses also decreased by $248,000 and $222,000, respectively, compared to the linked quarter.

The $2.2 million increase in non-interest expense from the first quarter of 2016 was primarily due to a $2.1 million increase in salaries and employee benefits expense, which was driven by additional staff and merit increases, as well as increases in performance incentive accruals, payroll taxes and share-based compensation expense. Data processing expense increased by $605,000 compared to the first quarter of 2016 primarily due to increased costs for system upgrades to enhance customer service and increase operating efficiency. These increases in salaries and employee benefits expense and data processing expense were partially offset by a $246,000 decline in other non-interest expense due to lower debit card fraud losses in the 2017 period, as well as a $219,000 decline in advertising costs compared to the first quarter of 2016.

Financial Condition - Loans

Gross loans held for investment at March 31, 2017, excluding Warehouse Purchase Program loans, grew $199.8 million from December 31, 2016, which included growth in commercial real estate, commercial and industrial and consumer real estate loans. Commercial real estate and commercial and industrial loans at March 31, 2017 increased by $116.0 million and $57.2 million, respectively, from December 31, 2016, and consumer real estate loans increased by $34.5 million for the same period. These linked-quarter increases were partially offset by a $4.6 million decline in construction and land loans.

Compared to March 31, 2016, gross loans held for investment at March 31, 2017, excluding Warehouse Purchase Program loans, grew $996.0 million, which included growth in all loan portfolios with the exception of a $14.6 million decline in other consumer loans. On a year over year basis, commercial real estate and commercial and industrial loans increased by $462.1 million and $388.3 million, respectively. Consumer real estate and construction and land loans increased by $137.3 million and $22.7 million, respectively, from March 31, 2016.

At March 31, 2017, Warehouse Purchase Program loans decreased by $208.4 million compared to December 31, 2016 and by $181.6 million compared to March 31, 2016.

Reserve-based energy loans, which are secured by deeds of trust on properties containing proven oil and natural gas reserves and included in the Company's commercial and industrial loan portfolio, totaled $504.0 million at March 31, 2017, down $23.2 million from $527.2 million at December 31, 2016 and up $42.9 million from $461.1 million at March 31, 2016. In addition to reserve-based energy loans, the Company has loans categorized as "Midstream and Other," which are typically related to the transmission of oil and natural gas and would only be indirectly impacted from declining commodity prices. At March 31, 2017, "Midstream and Other" loans had a total outstanding balance of $43.1 million, up $4.1 million from $39.0 million at December 31, 2016 and down $20.6 million from $63.7 million at March 31, 2016.

Financial Condition - Deposits

Total deposits at March 31, 2017 increased by $14.2 million from December 31, 2016, with non-interest-bearing demand deposits increasing by $65.7 million and time deposits increasing by $9.5 million on a linked-quarter basis. These increases were partially offset by declines in savings and money market and interest-bearing demand balances, which decreased by $30.8 million and $30.2 million, respectively, on a linked-quarter basis.

Compared to March 31, 2016, total deposits increased by $1.08 billion, which includes growth in all deposit categories. On a year over year basis, savings and money market deposits and time deposits increased by $453.9 million and $257.1 million, respectively, while non-interest-bearing demand and interest-bearing demand deposits increased by $274.8 million and $90.9 million, respectively, from March 31, 2016.

Credit Quality

	At or For the Quarters Ended
(unaudited)	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016
	(Dollars in thousands)
Net charge-offs	$16,620	$242	$409
Net charge-offs/Average loans held for investment, excluding Warehouse Purchase Program loans	1.10%	0.02%	0.03%
Net charge-offs/Average loans held for investment	0.98	0.01	0.03
Provision for credit losses	$22,301	$7,833	$8,800
Non-performing loans ("NPLs")	107,404	111,389	43,496
NPLs/Total loans held for investment, excluding Warehouse Purchase Program loans	1.71%	1.84%	0.83%
NPLs/Total loans held for investment	1.51	1.56	0.69
Non-performing assets ("NPAs")	$121,058	$122,227	$56,866
NPAs to total assets	1.43%	1.46%	0.75%
NPAs/Loans held for investment and foreclosed assets, excluding Warehouse Purchase Program loans	1.93	2.01	1.08
NPAs/Loans held for investment and foreclosed assets	1.70	1.71	0.90
Allowance for loan losses	$70,656	$64,576	$55,484
Allowance for loan losses/Total loans held for investment, excluding Warehouse Purchase Program loans	1.13%	1.06%	1.05%
Allowance for loan losses/Total loans held for investment	0.99	0.91	0.88
Allowance for loan losses/Total loans held for investment, excluding acquired loans & Warehouse Purchase Program loans[1]	1.23	1.18	1.25
Allowance for loan losses/NPLs	65.79	57.97	127.56

[1]	Excludes loans acquired in the Highlands and LegacyTexas transactions, which were initially recorded at fair value.

The Company recorded a provision for credit losses of $22.3 million for the quarter ended March 31, 2017, an increase of $14.5 million from the quarter ended December 31, 2016 and $13.5 million from the quarter ended March 31, 2016. The increase in provision expense on a linked-quarter and year-over-year basis was primarily due to a $16.4 million charge-off recorded during the first quarter of 2017 on the sale of a note at a deep discount after the borrower experienced liquidity constraints during the first quarter of 2017 that challenged its ongoing viability. This charged-off relationship was part of the Company's corporate healthcare finance portfolio, which is reported on the balance sheet as commercial and industrial loans and totaled $59.7 million at March 31, 2017. One other relationship in the corporate healthcare finance portfolio totaling $11.4 million was considered to be impaired and rated as substandard at March 31, 2017. At this time, the Company is no longer originating corporate healthcare finance loans.

The below table shows criticized and classified loans at March 31, 2017, December 31, 2016 and March 31, 2016.

	March 31, 2017	December 31, 2016	March 31, 2016	Linked-Quarter Change	Year-over-Year Change
	(Dollars in thousands)
Commercial real estate	$7,906	$7,972	$16,353	$(66)	$(8,447)
Commercial and industrial, excluding energy	21,190	13,316	33,518	7,874	(12,328)
Energy	72,026	141,794	115,199	(69,768)	(43,173)
Consumer	1,541	2,120	3,023	(579)	(1,482)
Total criticized (all performing)	$102,663	$165,202	$168,093	$(62,539)	$(65,430)

Commercial real estate	$8,382	$8,445	$13,879	$(63)	$(5,497)
Commercial and industrial, excluding energy	7,517	17,215	3,414	(9,698)	4,103
Energy	—	—	48,088	—	(48,088)
Construction and land	84	86	91	(2)	(7)
Consumer	2,269	2,362	3,274	(93)	(1,005)
Total classified performing	18,252	28,108	68,746	(9,856)	(50,494)

Commercial real estate	4,337	5,196	1,308	(859)	3,029
Commercial and industrial, excluding energy	19,219	19,088	4,934	131	14,285
Energy	75,284	67,576	25,171	7,708	50,113
Construction and land	310	11,385	31	(11,075)	279
Consumer	8,443	8,342	12,215	101	(3,772)
Total classified non-performing	107,593	111,587	43,659	(3,994)	63,934

Total classified loans	$125,845	$139,695	$112,405	$(13,850)	$13,440

The allowance for loan losses allocated to energy and corporate healthcare finance loans at March 31, 2017 totaled $18.7 million and $7.2 million, respectively. Non-performing loans at March 31, 2017 declined by $4.0 million from December 31, 2016, primarily due to an $11.1 million decrease in construction and land non-performing loans related to the resolution of a relationship with a residential home builder. After various lots and homes were liquidated, paying down the credit facility, the Company foreclosed on the majority of the remaining partially completed homes in the first quarter of 2017, which resulted in a net charge-off of $418,000.

Subsequent Events

The Company is required, under generally accepted accounting principles, to evaluate subsequent events through the filing of its consolidated financial statements for the quarter ended March 31, 2017 on Form 10-Q. As a result, the Company will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of March 31, 2017 and will adjust amounts preliminarily reported, if necessary.

Conference Call

The Company will host an investor conference call to review these results on Wednesday, April 19, 2017 at 8 a.m. Central Time. Participants may pre-register for the call by visiting http://dpregister.com/10104965 and will receive a unique PIN, which can be used when dialing in for the call. This will allow attendees to enter the call immediately. Alternatively, participants may call (toll-free) 877-513-4119 at least five minutes prior to the call to be placed into the call by an operator. International participants are asked to call 1-412-902-4148 and participants in Canada are asked to call (toll-free) 1-855-669-9657. The call and corresponding presentation slides will be webcast live on the home page of the Company's website, www.LegacyTexasFinancialGroup.com. An audio replay will be available one hour after the conclusion of the call at 877-344-7529, Conference #10104965. This replay, as well as the webcast, will be available until May 19, 2017.

About LegacyTexas Financial Group, Inc.

LegacyTexas Financial Group, Inc. is the holding company for LegacyTexas Bank, a commercially oriented community bank based in Plano, Texas. LegacyTexas Bank operates 44 banking offices in the Dallas/Fort Worth Metroplex and surrounding counties. For more information, please visit www.LegacyTexasFinancialGroup.com or www.LegacyTexas.com.
This document and other filings by LegacyTexas Financial Group, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”), as well as press releases or other public or stockholder communications released by the Company, may contain forward-looking statements, including, but not limited to, (i) statements regarding the financial condition, results of operations and business of the Company, (ii) statements about the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts and (iii) other statements identified by the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions that are intended to identify "forward-looking statements", within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current beliefs and expectations of the Company’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: the expected cost savings, synergies and other financial benefits from acquisition or disposition transactions might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters might be greater than expected; changes in economic conditions; legislative changes; changes in policies by regulatory agencies; fluctuations in interest rates; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; the Company's ability to access cost-effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in the Company's market area; fluctuations in the price of oil, natural gas and other commodities; competition; changes in management’s business strategies and other factors set forth in the Company's filings with the SEC.
The factors listed above could materially affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.
The Company does not undertake - and specifically declines any obligation - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. When considering forward-looking statements, you should keep in mind these risks and uncertainties. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. You should refer to our periodic and current reports filed with the SEC for specific risks that could cause actual results to be significantly different from those expressed or implied by any forward-looking statements.

LegacyTexas Financial Group, Inc. Consolidated Balance Sheets

	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(Dollars in thousands)
ASSETS	(unaudited)		(unaudited)	(unaudited)	(unaudited)
Cash and due from financial institutions	$60,073	$59,823	$63,598	$59,217	$55,348
Short-term interest-bearing deposits in other financial institutions	294,955	229,389	214,289	363,407	261,423
Total cash and cash equivalents	355,028	289,212	277,887	422,624	316,771
Securities available for sale, at fair value	381,831	354,515	433,603	325,042	320,866
Securities held to maturity	200,541	210,387	220,919	224,452	228,576
Total securities	582,372	564,902	654,522	549,494	549,442
Loans held for sale	19,315	21,279	23,184	20,752	17,615
Loans held for investment:
Loans held for investment - Warehouse Purchase Program	846,973	1,055,341	1,345,818	980,390	1,028,561
Loans held for investment	6,265,263	6,065,423	5,757,224	5,693,047	5,269,312
Gross loans	7,131,551	7,142,043	7,126,226	6,694,189	6,315,488
Less: allowance for loan losses and deferred fees on loans held for investment	(67,834)	(66,827)	(54,557)	(59,795)	(55,001)
Net loans	7,063,717	7,075,216	7,071,669	6,634,394	6,260,487
FHLB stock and other restricted securities, at cost	43,156	43,266	54,850	62,247	54,648
Bank-owned life insurance	56,768	56,477	56,169	55,853	55,535
Premises and equipment, net	72,312	74,226	72,325	71,232	71,271
Goodwill	178,559	178,559	178,559	178,559	180,776
Other assets	84,630	80,397	74,029	82,602	73,196
Total assets	$8,436,542	$8,362,255	$8,440,010	$8,057,005	$7,562,126

LIABILITIES AND SHAREHOLDERS’ EQUITY
Non-interest-bearing demand	$1,449,656	$1,383,951	$1,375,883	$1,235,731	$1,174,816
Interest-bearing demand	873,085	903,314	848,564	811,015	782,161
Savings and money market	2,679,538	2,710,307	2,442,434	2,249,490	2,225,611
Time	1,377,367	1,367,904	1,461,194	1,326,446	1,120,261
Total deposits	6,379,646	6,365,476	6,128,075	5,622,682	5,302,849
FHLB advances	830,195	833,682	1,134,318	1,333,337	1,201,632
Repurchase agreements	76,880	86,691	75,138	68,049	69,079
Subordinated debt	134,155	134,032	134,083	85,231	85,104
Other borrowings	—	—	—	24,894	—
Accrued expenses and other liabilities	115,749	57,009	101,551	79,508	80,410
Total liabilities	7,536,625	7,476,890	7,573,165	7,213,701	6,739,074
Shareholders’ equity
Common stock	479	479	478	476	476
Additional paid-in capital	590,722	589,408	583,800	580,386	578,050
Retained earnings	323,085	310,641	292,510	272,454	255,908
Accumulated other comprehensive income (loss), net	(2,051)	(2,713)	2,639	2,918	1,841
Unearned Employee Stock Ownership Plan (ESOP) shares	(12,318)	(12,450)	(12,582)	(12,930)	(13,223)
Total shareholders’ equity	899,917	885,365	866,845	843,304	823,052
Total liabilities and shareholders’ equity	$8,436,542	$8,362,255	$8,440,010	$8,057,005	$7,562,126

LegacyTexas Financial Group, Inc.
Consolidated Quarterly Statements of Income (unaudited)

	For the Quarters Ended					First Quarter 2017 Compared to:
	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Fourth Quarter 2016		First Quarter 2016
Interest and dividend income	(Dollars in thousands)
Loans, including fees	$83,103	$80,394	$78,966	$73,376	$68,806	$2,709	3.4%	$14,297	20.8%
Taxable securities	2,562	2,269	2,314	2,359	2,312	293	12.9	250	10.8
Nontaxable securities	755	756	763	759	774	(1)	(0.1)	(19)	(2.5)
Interest-bearing deposits in other financial institutions	732	693	463	392	330	39	5.6	402	121.8
FHLB and Federal Reserve Bank stock and other	384	385	405	450	386	(1)	(0.3)	(2)	(0.5)
	87,536	84,497	82,911	77,336	72,608	3,039	3.6	14,928	20.6
Interest expense
Deposits	7,110	6,734	5,756	4,422	4,122	376	5.6	2,988	72.5
FHLB advances	1,632	1,526	1,865	2,103	1,673	106	6.9	(41)	(2.5)
Repurchase agreements and other borrowings	2,246	2,153	1,810	1,457	1,462	93	4.3	784	53.6
	10,988	10,413	9,431	7,982	7,257	575	5.5	3,731	51.4
Net interest income	76,548	74,084	73,480	69,354	65,351	2,464	3.3	11,197	17.1
Provision for credit losses	22,301	7,833	3,467	6,800	8,800	14,468	184.7	13,501	153.4
Net interest income after provision for credit losses	54,247	66,251	70,013	62,554	56,551	(12,004)	(18.1)	(2,304)	(4.1)
Non-interest income
Service charges and other fees	8,431	9,912	9,670	8,927	8,181	(1,481)	(14.9)	250	3.1
Net gain on sale of mortgage loans held for sale	1,628	2,012	2,383	2,250	1,580	(384)	(19.1)	48	3.0
Bank-owned life insurance income	422	436	441	441	426	(14)	(3.2)	(4)	(0.9)
Net gain (loss) on securities transactions	(19)	(6)	(3)	65	—	(13)	216.7	(19)	N/M
Gain (loss) on sale and disposition of assets	1,399	(412)	(1,490)	1,186	4,072	1,811	N/M	(2,673)	(65.6)
Other	269	335	276	853	396	(66)	(19.7)	(127)	(32.1)
	12,130	12,277	11,277	13,722	14,655	(147)	(1.2)	(2,525)	(17.2)

	For the Quarters Ended					First Quarter 2017 Compared to:
	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Fourth Quarter 2016		First Quarter 2016

Non-interest expense	(Dollars in thousands)
Salaries and employee benefits	24,444	23,446	23,918	22,867	22,337	998	4.3	2,107	9.4
Advertising	817	1,039	751	1,035	1,036	(222)	(21.4)	(219)	(21.1)
Occupancy and equipment	3,654	3,715	3,822	3,779	3,691	(61)	(1.6)	(37)	(1.0)
Outside professional services	1,156	889	940	1,227	816	267	30.0	340	41.7
Regulatory assessments	985	1,316	1,169	1,330	1,133	(331)	(25.2)	(148)	(13.1)
Data processing	3,895	3,991	3,989	3,664	3,290	(96)	(2.4)	605	18.4
Office operations	2,276	2,524	2,368	2,541	2,468	(248)	(9.8)	(192)	(7.8)
Other	2,525	2,628	2,717	3,170	2,771	(103)	(3.9)	(246)	(8.9)
	39,752	39,548	39,674	39,613	37,542	204	0.5	2,210	5.9
Income before income tax expense	26,625	38,980	41,616	36,663	33,664	(12,355)	(31.7)	(7,039)	(20.9)
Income tax expense	8,435	13,675	14,399	13,446	11,582	(5,240)	(38.3)	(3,147)	(27.2)
Net income	$18,190	$25,305	$27,217	$23,217	$22,082	$(7,115)	(28.1)%	$(3,892)	(17.6)%
N/M - Not meaningful

LegacyTexas Financial Group, Inc.
Selected Quarterly Financial Highlights (unaudited)

	At or For the Quarters Ended
	March 31, 2017	December 31, 2016	March 31, 2016
SHARE DATA:	(Dollars in thousands, except per share amounts)
Weighted average common shares outstanding- basic	46,453,658	46,346,053	46,024,250
Weighted average common shares outstanding- diluted	47,060,306	46,873,215	46,152,301
Shares outstanding at end of period	47,940,133	47,876,198	47,645,826
Income available to common shareholders[1]	$18,111	$25,174	$21,954
Basic earnings per common share	0.39	0.54	0.48
Basic core (non-GAAP) earnings per common share[2]	0.37	0.55	0.42
Diluted earnings per common share	0.38	0.54	0.48
Dividends declared per share	0.15	0.15	0.14
Total shareholders' equity	899,917	885,365	823,052
Common shareholders' equity per share (book value per share)	18.77	18.49	17.27
Tangible book value per share- Non-GAAP[2]	15.03	14.75	13.46
Market value per share for the quarter:
High	44.19	43.81	24.26
Low	38.41	31.59	17.01
Close	39.90	43.06	19.65
KEY RATIOS:
Return on average common shareholders' equity	8.08%	11.50%	10.79%
Core (non-GAAP) return on average common shareholders' equity[2]	7.71	11.50	9.56
Return on average assets	0.89	1.20	1.23
Core (non-GAAP) return on average assets[2]	0.85	1.20	1.09
Efficiency ratio (GAAP basis)	44.83	45.79	46.92
Core (non-GAAP) efficiency ratio[2]	45.50	45.79	49.32
Estimated Tier 1 common equity risk-based capital ratio[3]	9.29	9.13	9.50
Estimated total risk-based capital ratio[3]	11.93	11.71	11.59
Estimated Tier 1 risk-based capital ratio[3]	9.44	9.28	9.67
Estimated Tier 1 leverage ratio[3]	9.19	8.73	9.34
Total equity to total assets	10.67	10.59	10.88
Tangible equity to tangible assets- Non-GAAP[2]	8.73	8.63	8.69
Number of employees- full-time equivalent	865	885	850

[1]	Net of distributed and undistributed earnings to participating securities.

[2]	See the section labeled "Supplemental Information- Non-GAAP Financial Measures" at the end of this document.

[3]	Calculated at the Company level, which is subject to the capital adequacy requirements of the Federal Reserve.

LegacyTexas Financial Group, Inc.
Selected Loan Data (unaudited)

	At the Quarter Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Loans held for investment:	(Dollars in thousands)
Commercial real estate	$2,786,477	$2,670,455	$2,533,404	$2,520,431	$2,324,338
Warehouse Purchase Program	846,973	1,055,341	1,345,818	980,390	1,028,561
Commercial and industrial	2,028,347	1,971,160	1,812,558	1,782,463	1,640,042
Construction and land	290,258	294,894	307,734	281,936	267,543
Consumer real estate	1,109,459	1,074,923	1,046,397	1,046,794	972,115
Other consumer	50,722	53,991	57,131	61,423	65,274
Gross loans held for investment	$7,112,236	$7,120,764	$7,103,042	$6,673,437	$6,297,873
Non-performing assets:
Commercial real estate	$4,337	$5,195	$5,336	$1,183	$1,307
Commercial and industrial	94,503	86,664	28,282	31,362	30,105
Construction and land	310	11,385	27	27	31
Consumer real estate	7,193	7,987	7,051	10,005	11,948
Other consumer	1,061	158	169	274	105
Total non-performing loans	107,404	111,389	40,865	42,851	43,496
Foreclosed assets	13,654	10,838	13,460	13,368	13,370
Total non-performing assets	$121,058	$122,227	$54,325	$56,219	$56,866
Total non-performing assets to total assets	1.43%	1.46%	0.64%	0.70%	0.75%
Total non-performing loans to total loans held for investment, excluding Warehouse Purchase Program loans	1.71%	1.84%	0.71%	0.75%	0.83%
Total non-performing loans to total loans held for investment	1.51%	1.56%	0.58%	0.64%	0.69%
Allowance for loan losses to non-performing loans	65.79%	57.97%	140.26%	145.14%	127.56%
Allowance for loan losses to total loans held for investment, excluding Warehouse Purchase Program loans	1.13%	1.06%	1.00%	1.09%	1.05%
Allowance for loan losses to total loans held for investment	0.99%	0.91%	0.81%	0.93%	0.88%
Allowance for loan losses to total loans held for investment, excluding acquired loans and Warehouse Purchase Program loans[1]	1.23%	1.18%	1.12%	1.26%	1.25%

	At the Quarter Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Troubled debt restructured loans ("TDRs"):	(Dollars in thousands)
Performing TDRs:
Commercial real estate	$152	$154	$156	$158	$160
Commercial and industrial	—	—	—	7	15
Consumer real estate	267	269	271	361	364
Other consumer	27	31	35	39	42
Total performing TDRs	$446	$454	$462	$565	$581
Non-performing TDRs:[2]
Commercial real estate	$40	$808	$813	$820	$938
Commercial and industrial	23,338	9,181	8,700	8,726	8,923
Consumer real estate	1,618	1,669	1,725	3,603	3,625
Other consumer	38	43	50	51	65
Total non-performing TDRs	$25,034	$11,701	$11,288	$13,200	$13,551
Allowance for loan losses:
Balance at beginning of period	$64,576	$57,318	$62,194	$55,484	$47,093
Provision expense for loans	22,700	7,500	2,300	6,800	8,800
Charge-offs	(17,246)	(367)	(7,566)	(345)	(581)
Recoveries	626	125	390	255	172
Balance at end of period	$70,656	$64,576	$57,318	$62,194	$55,484
Net charge-offs (recoveries):
Commercial real estate	$(189)	$(5)	$72	$(3)	$(6)
Commercial and industrial	16,490	34	6,989	(96)	347
Construction and land	418	—	—	—	—
Consumer real estate	23	20	(40)	61	(43)
Other consumer	(122)	193	155	128	111
Total net charge-offs	$16,620	$242	$7,176	$90	$409
Allowance for off-balance sheet lending-related commitments
Provision expense (benefit) for credit losses	$(399)	$333	$1,167	$—	$—
[1] Excludes loans acquired in the Highlands and LegacyTexas acquisitions, which were initially recorded at fair value.
[2] Non-performing TDRs are included in the non-performing assets reported above.

LegacyTexas Financial Group, Inc.
Average Balances and Yields/Rates (unaudited)

	For the Quarters Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Loans:	(Dollars in thousands)
Commercial real estate	$2,724,167	$2,599,006	$2,548,202	$2,416,288	$2,228,682
Warehouse Purchase Program	697,316	1,100,723	1,131,959	987,225	796,832
Commercial and industrial	1,969,766	1,836,519	1,710,387	1,695,037	1,612,125
Construction and land	290,856	300,460	290,930	266,968	269,691
Consumer real estate	1,090,700	1,052,231	1,055,801	1,002,848	949,568
Other consumer	52,655	56,480	59,212	63,525	67,055
Less: deferred fees and allowance for loan loss	(65,904)	(58,723)	(54,485)	(55,940)	(49,178)
Total loans held for investment	6,759,556	6,886,696	6,742,006	6,375,951	5,874,775
Loans held for sale	12,667	22,509	18,132	19,726	19,588
Securities	629,366	620,775	637,294	623,148	599,680
Overnight deposits	332,664	481,451	343,906	291,754	238,576
Total interest-earning assets	$7,734,253	$8,011,431	$7,741,338	$7,310,579	$6,732,619
Deposits:
Interest-bearing demand	$855,075	$838,631	$821,516	$784,741	$774,798
Savings and money market	2,652,866	2,686,847	2,414,974	2,166,002	2,209,675
Time	1,314,607	1,407,415	1,372,424	1,169,960	1,049,810
FHLB advances and other borrowings	1,040,835	1,201,004	1,333,438	1,508,787	1,106,577
Total interest-bearing liabilities	$5,863,383	$6,133,897	$5,942,352	$5,629,490	$5,140,860

Total assets	$8,172,072	$8,445,209	$8,176,612	$7,739,015	$7,157,259
Non-interest-bearing demand deposits	$1,341,315	$1,349,561	$1,283,434	$1,194,118	$1,134,070
Total deposits	$6,163,863	$6,282,454	$5,892,348	$5,314,821	$5,168,353
Total shareholders' equity	$900,118	$880,250	$860,142	$835,752	$818,538

Yields/Rates:
Loans:
Commercial real estate	5.05%	5.05%	5.19%	5.07%	5.08%
Warehouse Purchase Program	3.50%	3.29%	3.26%	3.28%	3.37%
Commercial and industrial	5.40%	4.63%	4.47%	4.38%	4.47%
Construction and land	5.18%	5.08%	5.21%	5.37%	5.37%
Consumer real estate	4.54%	4.60%	4.71%	4.69%	4.77%
Other consumer	5.51%	5.66%	5.65%	5.65%	5.69%
Total loans held for investment	4.97%	4.64%	4.65%	4.61%	4.69%
Loans held for sale	3.85%	3.41%	3.46%	3.55%	3.68%
Securities	2.35%	2.20%	2.19%	2.29%	2.32%
Overnight deposits	0.89%	0.57%	0.54%	0.54%	0.56%
Total interest-earning assets	4.58%	4.20%	4.27%	4.25%	4.33%
Deposits:
Interest-bearing demand	0.53%	0.50%	0.49%	0.50%	0.48%
Savings and money market	0.46%	0.39%	0.33%	0.24%	0.24%
Time	0.91%	0.86%	0.80%	0.73%	0.71%
FHLB advances and other borrowings	1.51%	1.22%	1.10%	0.95%	1.14%

	For the Quarters Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Total interest-bearing liabilities	0.76%	0.68%	0.63%	0.57%	0.57%
Net interest spread	3.82%	3.52%	3.64%	3.68%	3.76%
Net interest margin	4.00%	3.68%	3.78%	3.81%	3.90%
Cost of deposits (including non-interest-bearing demand)	0.47%	0.43%	0.39%	0.33%	0.32%

LegacyTexas Financial Group, Inc.
Supplemental Information- Non-GAAP Financial Measures
(unaudited)

	At or For the Quarters Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Reconciliation of Core (non-GAAP) to GAAP Net Income and Earnings per Share (calculated net of estimated tax rate of 35%, except as otherwise noted)	(Dollars in thousands, except per share amounts)
GAAP net income available to common shareholders[1]	$18,111	$25,174	$27,084	$23,114	$21,954
Distributed and undistributed earnings to participating securities[1]	79	131	133	103	128
GAAP net income	18,190	25,305	27,217	23,217	22,082
Net (gain) on sale of insurance subsidiary operations[2]	—	—	—	(39)	—
(Gain) on sale of branch locations and land	(847)	—	—	—	(2,529)
Loss on sale of FHA loan portfolio	—	—	969	—	—
Core (non-GAAP) net income	$17,343	$25,305	$28,186	$23,178	$19,553
Average shares for basic earnings per share	46,453,658	46,346,053	46,227,734	46,135,999	46,024,250
Basic GAAP earnings per share	$0.39	$0.54	$0.59	$0.50	$0.48
Basic core (non-GAAP) earnings per share	$0.37	$0.55	$0.61	$0.50	$0.42
Average shares for diluted earnings per share	47,060,306	46,873,215	46,546,532	46,352,141	46,152,301
Diluted GAAP earnings per share	$0.38	$0.54	$0.58	$0.50	$0.48
Diluted core (non-GAAP) earnings per share	$0.37	$0.54	$0.61	$0.50	$0.42
Reconciliation of Core (non-GAAP) to GAAP Non-Interest Income (gross of tax)
GAAP non-interest income	$12,130	$12,277	$11,277	$13,722	$14,655
Net (gain) on sale of insurance subsidiary operations	—	—	—	(1,181)	—
(Gain) loss on sale of branch locations and land	(1,304)	—	—	—	(3,891)
Loss on sale of FHA loan portfolio	—	—	1,491	—	—
Core (non-GAAP) non-interest income	$10,826	$12,277	$12,768	$12,541	$10,764
1 Unvested share-based awards that contain nonforfeitable rights to dividends (whether paid or unpaid) are participating securities and are included in the computation of GAAP earnings per share pursuant to the two-class method described in ASC 260-10-45-60B.
2 Calculated net of tax on extraordinary gain totaling $1.1 million.

	At or For the Quarters Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Reconciliation of Core (non-GAAP) to GAAP Efficiency Ratio (gross of tax)	(Dollars in thousands)
GAAP efficiency ratio:
Non-interest expense	$39,752	$39,548	$39,674	$39,613	$37,542
Net interest income plus non-interest income	88,678	86,361	84,757	83,076	80,006
Efficiency ratio- GAAP basis	44.83%	45.79%	46.81%	47.68%	46.92%
Core (non-GAAP) efficiency ratio:
Non-interest expense	$39,752	$39,548	$39,674	$39,613	$37,542
Net interest income plus core (non-GAAP) non-interest income	87,374	86,361	86,248	81,895	76,115
Efficiency ratio- core (non-GAAP) basis	45.50%	45.79%	46.00%	48.37%	49.32%

Calculation of Tangible Book Value per Share:
Total shareholders' equity	$899,917	$885,365	$866,845	$843,304	$823,052
Less: Goodwill	(178,559)	(178,559)	(178,559)	(178,559)	(180,776)
Identifiable intangible assets, net	(585)	(665)	(752)	(838)	(924)
Total tangible shareholders' equity	$720,773	$706,141	$687,534	$663,907	$641,352
Shares outstanding at end of period	47,940,133	47,876,198	47,773,160	47,670,440	47,645,826

Book value per share- GAAP	$18.77	$18.49	$18.15	$17.69	$17.27
Tangible book value per share- Non-GAAP	15.03	14.75	14.39	13.93	13.46

Calculation of Tangible Equity to Tangible Assets:
Total assets	$8,436,542	$8,362,255	$8,440,010	$8,057,005	$7,562,126
Less: Goodwill	(178,559)	(178,559)	(178,559)	(178,559)	(180,776)
Identifiable intangible assets, net	(585)	(665)	(752)	(838)	(924)
Total tangible assets	$8,257,398	$8,183,031	$8,260,699	$7,877,608	$7,380,426

Equity to assets- GAAP	10.67%	10.59%	10.27%	10.47%	10.88%
Tangible equity to tangible assets- Non-GAAP	8.73	8.63	8.32	8.43	8.69

Calculation of Return on Average Assets and Return on Average Equity Ratios (GAAP and core) (unaudited)
Net income	$18,190	$25,305	$27,217	$23,217	$22,082
Core (non-GAAP) net income	17,343	25,305	28,186	23,178	19,553
Average total equity	900,118	880,250	860,142	835,752	818,538
Average total assets	8,172,072	8,445,209	8,176,612	7,739,015	7,157,259
Return on average common shareholders' equity	8.08%	11.50%	12.66%	11.11%	10.79%
Core (non-GAAP) return on average common shareholders' equity	7.71	11.50	13.11	11.09	9.56
Return on average assets	0.89	1.20	1.33	1.20	1.23
Core (non-GAAP) return on average assets	0.85	1.20	1.38	1.20	1.09